CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Powerstorm Capital Corp.

El Segundo, California

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 10, 2012 relating to the financial statements of Powerstorm Capital Corp. as of December 31, 2011 and for the period from inception (October 10, 2011) to December 31, 2011 . We also consent to the reference to our firm under the heading "Experts" appearing therein.

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

October 10, 2012